UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2015

Primco Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54930	27-3696297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Elliott Ave., Suite 200, Seattle, WA	98121
(Address of Principal Executive Offices)	(Zip Code)

(206) 455-2940

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On the afternoon of April 24, 2015, the United States Securities and Commission (the “Commission”) notified Primco Management Inc. (the “Company”) that its predecessor independent certifying accountant, Terry L. Johnson, CPA (“TLJ”), represented to the Commission (1) that it came to TLJ’s attention on April 24, 2015, that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”), was filed without the permission of TLJ, and (2) that TLJ notified the Company on April 6, 2015, that he could not complete the Company’s audit for the year ending December 31, 2014. The Company believes that neither of TLJ’s representations is true and immediately opened an investigation into the matter.

In light of the foregoing, the Company’s Board of Directors determined to immediately effect the withdrawal of the Annual Report. Neither such Annual Report, nor the financial statements and “Report of Independent Registered Public Accounting Firm” included therein, should be relied upon due to TLJ’s representations to the Commission that the Annual Report was filed without his permission and that he notified the Company on April 6, 2015, that he could not complete the audit.

The Company intends to file an amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014 (the “Amended Annual Report”). Any differences between the Annual Report and the Amended Annual Report will be identified in the Amended Annual Report. In light of the above, the Company’s Board of Directors has determined that additional material weakness existed in the Company’s internal control over financial reporting and that disclosure controls and procedures were ineffective at December 31, 2014. The Company intends to amend its report on internal control over financial reporting and evaluation of disclosure controls and procedures to reflect this additional weakness. Other than disclosure concerning the above, and as of the date of this filing, management does not believe there will be any significant differences between the Annual Report and the Amended Annual Report.

The Company’s management has discussed this matter with its current independent certifying accountant, Danielle M. Adams, CPA, of Adams Advisory, LLC.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMCO MANAGEMENT INC.

Date: April 24, 2015	By:	/s/ David Michery
David Michery
Chief Executive Officer

2